Ric Edelman Assumes Role of Chief Executive Officer of
The Edelman Financial Group; Board Declares Quarterly Dividend

HOUSTON, May 25, 2012 – The Edelman Financial Group Inc. (NASDAQ:EF) today announced that Ric Edelman will assume the role of Chief Executive Officer. For the past year, both Mr. Edelman and George L. Ball had served as Co-Chief Executive Officers of the Company. Mr. Ball will continue in his position as Chairman.

“As announced a year ago, our plan has been for Ric to become the sole CEO at this time,” said Mr. Ball.  “He will continue to do a superb job of leading the company and I look forward to working actively with him as Chairman.”

Mr. Edelman commented, “I am honored to become Chief Executive Officer of The Edelman Financial Group. Our goals remain unchanged, and I am excited about the future.”

The Company further announced that the Board of Directors declared a regular quarterly cash dividend in the amount of $0.05 per share of common stock. The dividend will be payable on July 19, 2012, to common shareholders of record as of the close of business on July 5, 2012.

While The Edelman Financial Group intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including general economic and business conditions, tax considerations, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the Board considers relevant.

The Company continues to expect that its take-private transaction will close in the third quarter. The proposed transaction is subject to regulatory, shareholder and other approvals and certain conditions as previously announced.

About The Edelman Financial Group

The Edelman Financial Group is a wealth management company that manages approximately $17.7 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. The Edelman Financial Group has approximately 500 employees in 21 states. Additional information is available at www.edelmanfinancial.com.

Cautionary Statement Regarding Forward Looking Information

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern The Edelman Financial Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed take-private transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission. The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2012 and the Preliminary Proxy Statement on Schedule 14A filed with the SEC on May 16, 2012 with respect to the proposed take-private transaction as well as other proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and information concerning all of the Company participants in the solicitation will be included in the proxy statement and other materials to be filed with the SEC in connection with to the proposed merger when it becomes available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Company’s website, www.edelmanfinancial.com, or at the Securities and Exchange Commission’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Susan Bailey, Corporate Secretary, at (713) 220-5115.

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